Exhibit 4(f)


          RESOLUTIONS ESTABLISHING THE TERMS OF 8.65% NOTES DUE 2005


RESOLVED, that this Board of Directors does hereby authorize and approve the issuance and sale by the Company from time to time of (1) debt securities consisting of notes, debentures or other unsecured evidences of indebtedness (the "Debt Securities") and (2) preferred stock and Common Stock and associated stock purchase rights (the "Capital Stock");

FURTHER RESOLVED, that in connection with the issuance of the Debt Securities and Capital Stock, the Company is authorized to issue up to $500,000,000 in the aggregate of Debt Securities and Capital Stock and if any Debt Securities are to be issued at a discount up to such greater principal amount for which the Company will receive in the aggregate $500,000,000 in proceeds;

FURTHER RESOLVED, that, in connection with the authorization, issuance and sale of the Debt Securities and/or Capital Stock, a special committee of this Board of Directors (the "Special Committee"), consisting solely of Patrick G. Ryan, be, and it hereby is, established and authorized to exercise all of the powers and authority of this Board of Directors with respect to the creation, issuance and sale of the Debt Securities and the Capital Stock, including, without limitation, the power and authority, with respect to each issue of the Debt Securities and/or the Capital Stock, to determine or approve, as the case may be:

(1) the form of the offering thereof whether the sale thereof shall be to or through one or more underwriters or directly to dealers or other purchasers or otherwise, together with the terms and conditions of sale thereof, including the offering price thereof (which, in the case of the Debt Securities, may be at a deep discount from their principal amount at maturity) and any discount received by, or commission paid to, underwriters, dealers or agents;

(2) in the case of the Debt Securities, the type of security or securities, the title or titles thereof, the aggregate principal amount and denominations thereof, the maturity or maturities thereof, the interest rate or rates (which may be fixed or variable) to be borne thereby, the form of subordination, if any, any conversion rate, any optional or mandatory redemption provisions in respect thereof, including sinking fund provisions, any affirmative and negative covenants to be imposed on the Company in respect thereof, any events of default in respect thereof, any rights of defeasance in respect thereof, and any and all other terms, conditions and provisions in respect thereof;

(3) in the case of Capital Stock, the number of shares of Capital Stock to be issued and sold, the public offering price of the Capital Stock, the discount received by, or commission paid to, the Underwriters (as hereinafter defined) pursuant to the Underwriting Agreement (as hereinafter defined) all other terms governing the issuance and sale of the Capital Stock and to take any other action which may be deemed necessary or advisable for the Company to take in connection with the transactions contemplated by these resolutions;


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(4)  the  selection  of any one or  more  underwriters,  dealers  or  agents  in connection with the sale thereof and the approval of any related underwriting, purchase or sales agency agreements; and

(5) the selection of any trustees, authenticating agents, paying agents, warrant agents, transfer agents and registrars in connection therewith (collectively, the "Fiduciaries" or individually, "Fiduciary"), and the approval of any related indentures, or other agreements; and that the Special Committee be, and it hereby is, authorized, in the name and on behalf of the Company, to take any and all such actions and to do, or authorize to be done, all such things as the Special Committee may deem necessary or appropriate to effectuate the purposes and intent of the Company resolutions;

FURTHER RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared, executed and filed, with the Securities and Exchange Commission (the "SEC") (1) a registration statement (the "Universal Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Debt Securities and the Capital Stock (which registration may, but shall not be required to be, made pursuant to Rule 415 under the Securities Act), and (2) to prepare, execute and cause to be filed any amendments to the Universal Registration Statement (whether preeffective or posteffective amendments) or supplements to the prospectus contained therein, together with all documents required as exhibits to the Universal Registration Statement, or any amendment or a supplement thereto, and all certificates, letters, instruments, applications, and any other documents which may be required to be filed with the SEC with respect to the registration and offering of the Debt Securities and/or Capital Stock, and to take any and all action with respect to any of the foregoing that any such officer shall deem necessary or advisable, with the taking of such action conclusively establishing the validity thereof;

FURTHER RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, in the name and on behalf of the Company, to execute and deliver with such underwriting firm or firms as the Special Committee approves, an underwriting agreement or underwriting agreements in form and substance as the officer executing the same may approve, such approval to be evidenced by such execution and delivery thereof (each such underwriting agreement being referred to herein as an "Underwriting Agreement"), and the officers of the Company empowered to do any and all acts which they, in their discretion, may deem necessary or advisable to make any Underwriting Agreement the valid and effective act and agreement of the Company;

FURTHER RESOLVED, that Harvey N. Medvin, Executive Vice President and Chief Financial Officer of the Company, or his appointed designee, be, and hereby is, designated as the agent for service who shall be duly authorized to receive communications and notices from the SEC with respect to the Universal Registration Statement and with the powers conferred upon him as agent therefor by the Securities Act and the rules and regulations of the SEC thereunder;

FURTHER RESOLVED, that the Debt Securities may be issued under indentures, and that the proper officers of the Company be, and each of them acting alone hereby is, authorized, in the name and on behalf of the Company, to execute and deliver such an indenture or indentures, and indentures

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supplemental  thereto,  in each  case  in  form  and  substance  as the  officer executing the same may approve, such approval to be evidenced by such execution and delivery thereof (each such indenture, as may be amended by indentures supplemental thereto, begin hereinafter referred to as an "indenture"), and to do any and all acts which they, in their discretion, may deem necessary or appropriate to make such indenture the valid and effective act and agreement of the Company;

FURTHER RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, certificates and instruments as may be required by any Fiduciary in connection with any indenture, or as may be necessary or appropriate in connection with the issuance and sale of the Debt Securities or the Capital Stock;

FURTHER RESOLVED, that there hereby are adopted any additional resolutions which may be requested by any governmental authority, stock exchange, transfer agent, registrar or other person or entity which any officer of the Company believes necessary or appropriate to accomplish the purposes and intent of the foregoing resolutions. The Corporate Secretary or any Assistant Secretary of the Company is hereby authorized to certify that any such resolution has been duly adopted by this Board of Directors;

FURTHER RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities and Capital Stock be qualified or registered for sale in various states, districts, territories or commonwealths of the United States; that the proper officers of the Company be, and each of them acting alone hereby is authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register all or such part of the Debt Securities and Capital Stock as such officers may deem necessary or appropriate; that such officers be, and each of them acting alone hereby is, authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers, or any of them, of any such paper or document or the doing by them or any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken, and any resolution of this Board of Directors which is required or appropriate in connection therewith shall be deemed to have been adopted by this resolution and may be so certified by the Corporate Secretary or any Assistant Secretary of the Company;


FURTHER RESOLVED, that Debt Securities and Capital Stock shall be executed on behalf of the Company by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any Executive Vice President of the Company, under its corporate seal reproduced thereon attested by the Corporate Secretary or any Assistant Secretary of the Company, that any of such signatures or attestations on the Debt Securities or the Capital Stock may be manual or facsimile, that Debt Securities or Capital Stock bearing the manual or facsimile signatures of individuals who were

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at any time the proper officers of the Company bind the Company  notwithstanding that such individuals or any of them cease to hold such offices prior to the authentication of such Debt Securities or the delivery of such Debt Securities or Capital Stock, that such corporate seal may be a facsimile of the corporate seal printed, engraved or lithographed upon each Debt Security and Capital Stock and that Debt Securities shall be in such form and of such character as shall be set forth in the indenture or as shall otherwise be approved by the Special Committee or an officer of the Company;

FURTHER RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, in the name and on behalf of the Company, to execute and file such application or applications, and amendments and supplements thereto, deliver all necessary documents and agreements and take such other action as may be necessary to list any issue of Debt Securities or of the Capital Stock on the New York Stock Exchange and/or any other stock exchange deemed appropriate by such officers, or any one of them, and that the proper officers be, and each of them, acting alone hereby is, authorized to appear before any such stock exchange, and to execute such papers and agreements (including, without limitation, indemnity agreements for the benefit of any such exchange and others against loss resulting from reliance or facsimile signatures of officers of the Company), as may be necessary or appropriate to conform with the requirements of any such stock exchange and to do any and all things which may be necessary or advisable to effectuate any such listing, specifically including registration of Debt Securities and the Capital Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

FURTHER RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, in the name and on behalf of the Company, to take any and all action (including, without limitation, the payment of fees and expenses), and to execute (by manual or facsimile signature) and deliver any and all instruments, letters, documents, certificates, or other writings (and any amendments or supplements thereto), under the Company's seal or otherwise, that such officer of officers may deem necessary or advisable in order to enable the Company to exercise its rights and to perform its obligations arising in connection with the issuance, sale and registration of any Debt Securities or Capital Stock under the Securities Act and under the securities or Blue Sky laws of various jurisdictions, the listing of the Debt Securities and the Capital Stock on any exchange, the registration of the Debt Securities and the Capital Stock under the Exchange Act, and otherwise in connection with these resolutions.

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      WHEREAS,  the Board of Directors of the Company previously  authorized and approved, pursuant to resolutions duly adopted on April 16, 1999 (the "Resolutions"), the issuance of debt securities and capital stock of the Company (the "Securities") in such amounts, with such terms, in such manner and at such price in one or more series as the special committee (the "Special Committee") established in the Resolutions may from time to time determine, provided that the aggregate amount of the Securities to be so issued does not exceed $500,000,000;

      WHEREAS, the Board of Directors empowered the Special Committee pursuant to the Resolutions with all the powers and authority of the full Board of Directors to take all actions relating to the creation, issuance and sale of the Securities including in the case of debt securities, but not limited to, determining or approving (1) the type of security or securities; (2) the title or titles thereof; (3) the aggregate principal amount and denominations thereof; (4) the maturity or maturities thereof;
      (5) the interest rate or rates (which may be fixed or variable) to be borne thereby; (6) the form of subordination, if any; (7) any conversion rate; (8) any optional or mandatory redemption provisions in respect thereof, including sinking fund provisions; (9) any affirmative and negative covenants to be imposed on the Corporation in respect thereof;
      (10) any events of default in respect thereof; (11) any rights of defeasance in respect thereof; and (12) any and all other terms, conditions and provisions in respect thereof;

      WHEREAS, this Special Committee believes it is in the best interest of the Corporation to create debt securities as set forth in the following resolutions under an Indenture dated as of September 15, 1992 (the "Indenture"), between the Company and The Bank of New York, as successor trustee to Continental Bank National Association (the "Trustee").

      RESOLVED, that the Corporation hereby establishes a series of the Corporation's debt securities to be issued under the Indenture, such debt securities to have the following title and terms (all capitalized terms used herein which are defined in the Indenture are used as defined therein):


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            1.    The  title  of the  issue  of the  debt  securities  shall  be
                  "8.65% Notes Due 2005" (the "Notes");

            2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07 and 3.03 of the Indenture) shall be $250,000,000;

            3. The date on which the principal of the Notes shall be payable shall be May 15, 2005;

            4. The Notes shall bear interest at the rate of 8.65% per annum. Interest on the Notes shall accrue from May 15, 2000, or from the most recent Interest Payment Date to which interest has been paid or provided for. Accrued interest on the Notes shall be payable on May 15 and November 15 in each year, to the persons in whose names the Notes are registered at the close of business on the preceding April 30 and October 31, respectively;

            6. The Place of Payment for the Notes shall be the office or agency of the Trustee maintained for that purpose in the City of Chicago and in the Borough of Manhattan, the City of New York; and

            7. The Notes shall not be subject to redemption prior to maturity and will not be entitled to any sinking fund.


            8. Notwithstanding paragraph 1, the Corporation may, without the consent of the holders of Notes, issue additional notes having the same ranking and the same terms interest rate, maturity and other terms as the Notes. Any additional notes having such similar terms, together with the Notes, will constitute a single series of Notes under the Indenture, and will be issued in compliance with Section 2.01 of the Indenture.


      FURTHER RESOLVED, that the Notes shall be issued only in registered form without coupons;

      FURTHER RESOLVED, the purchase price to be paid to the Corporation for the sale of the Notes to the "Underwriters" (as defined below) shall be 99.40% of the principal amount of the Notes, and the initial offering price to the public of the Notes shall be 100.00% of the principal amount of the Notes, with no accrued interest payable on the date of delivery;

      FURTHER RESOLVED, that the form of the Notes shall be substantially in the form attached to this consent action;

      FURTHER RESOLVED, that the Notes shall be sold, under a firm commitment underwriting, to the Underwriters (the "Underwriters") identified in the Underwriting Agreement (the "Underwriting Agreement") to be executed between the Corporation and Morgan Stanley & Co. Incorporated and Aon Securities Corporation as the Underwriters named therein;

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      FURTHER  RESOLVED,  that the Chairman  and Chief  Executive  Officer,  the
      President and Chief Operating Officer, and any Executive Vice President and Chief Financial Officer and the Executive Vice President and Chief Counsel of the Corporation (any one acting alone) be, and each hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver the Underwriting Agreement providing for the sale of the Notes therein to the Underwriters substantially in the form distributed to each of the undersigned prior hereto, with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the execution thereof; and

      FURTHER RESOLVED, that there be issued under the Indenture, and delivered and sold under the Underwriting Agreement as executed (against receipt by the Corporation payment as therein provided), the Notes, and the Chairman and Chief Executive Officer, the President and Chief Operating Officer and any Executive Vice President and Chief Financial Officer and the Executive Vice President and Chief Counsel of (any one acting alone) be, and each hereby is, authorized, on behalf of the Corporation, to execute the Notes (by manual or facsimile signatures), under its corporate seal reproduced thereon attested (by manual or facsimile signatures) by the Corporate Secretary or any Assistant Secretary and to deliver the Notes to the Trustee; and the Trustee be, and hereby is, authorized and directed thereupon to authenticate and deliver the Notes in accordance with the provisions of Section 2.03 of the Indenture, the Notes when authenticated to be delivered by the Trustee upon the order of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer and the Executive Vice President and Chief Counsel of as and when the conditions with respect to the authentication and delivery thereof under the Indenture have been complied with.


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